Exhibit No. 1(a)
IBF VI - Guaranteed Income Fund
Form SB-2, Amend. No. 1
File No. 333-71091

               IBF VI - PARTICIPATING INCOME FUND
                    (A Delaware corporation)


               INDEPENDENT UNDERWRITER AGREEMENT


             CLASS A 10% INCOME PARTICIPATING NOTES


                          $50,000,000



Oscar Gruss & Son Incorporated            _________________, 1999
74 Broad Street
New York, NY 10004

Gentlemen:

      IBF VI - Participating Income Fund (the "Company"), a Delaware corporation, desires to offer for sale to the public
$50,000,000 in principal amount of its Class A 10% Income Participating Notes ("Notes"). The Company desires to offer the Notes for sale through Coleman & Company Securities, Inc. (the "Dealer-Manager"). The offering will be undertaken by the Dealer-Manager as agent for the Company on a "best efforts, $500,000 Notes minimum-$50,000,000 Notes maximum" basis so that in the event $500,000 for the purchase of Notes is not received within the agreed period, no Notes will be sold, and the Dealer-Manger will not be entitled to any compensation. The Dealer-Manager is an affiliate of the Company. Accordingly, the offering will be conducted under Rule 2720 of the NASD Rules of Conduct, which
imposes   certain   requirements  on   the   distribution.    One
requirement   is   that   a  qualified  independent   underwriter
participate in the offering and assume the obligations of pricing
the  offering and conducting due diligence on the issuer.   Oscar
Gruss  &  Son,  Incorporated (the "Independent Underwriter"),  is
acting   as  the  qualified  independent  underwriter  for   this
offering.   On  these premises, we set forth  the  terms  of  our
proposed agreement as follows:

      1. Appointment of Independent Underwriter. The Company hereby appoints the Independent Underwriter, on all the terms and conditions hereinafter set forth, as the Company's non-exclusive agent to use its best efforts to sell on behalf of the Company the Notes.

      2. Representations and Warranties of the Company. As an inducement to, and to obtain the reliance of, the Independent
Underwriter in connection herewith, the Company represents, warrants, and agrees with the Independent Underwriter as follows:

          (a) The Company has prepared and filed or will prepare and file with the United States Securities and Exchange Commission (the "Commission"), a registration statement on form SB-2, including a prospectus, relating to the Notes in accordance with section 5 of the Securities Act of 1933, as

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     amended   (the   "Securities  Act"),  and  the   rules   and
     regulations of the Commission thereunder. As used in this Agreement, the term "Registration Statement" means such
     Registration   Statement,  including   exhibits,   financial
     statements, and schedules, as amended, when it becomes effective, and the term "Prospectus" means the Prospectus filed with the Registration Statement. (The Registration Statement and Prospectus, as defined herein, are hereinafter collectively referred to as the "Filing.") The Company will utilize its best efforts to cause the Filing to become effective and to maintain its effectiveness during the term hereof.

           (b) The Commission has not issued and, to the knowledge and belief of the Company, does not have cause to issue an order preventing or suspending the use of the Filing; the Filing conforms or shall conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the "Regulations") and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the Effective Date (as hereinafter defined) and at all times subsequent thereto up to the Termination Date (as hereinafter defined), the Filing and any amendment or supplement thereto will fully comply with the provisions of the Securities Act and the Regulations and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representations and warranties shall not apply to statements in or omissions from the Filing, or any amendments or supplements thereto, made in reliance on and in conformity with information furnished herein or in writing to the Company by or on behalf of the Independent Underwriter expressly for use therein.

           (c)  The Company has no subsidiaries.

           (d) Except as reflected in or contemplated by the Filing, since the respective dates as of which information is given in the Filing, there has not been and on the Effective Date there will not have been, any material adverse change in the condition of the Company, financial or otherwise, or in the results of its operations.

           (e) The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $1.00, of which 1,000 shares are issued and outstanding. On the date of issuance, the Notes will be duly and validly authorized and, when issued and paid for in accordance with this Agreement and the Indenture dated _______________, 1999 ("Indenture"), will be validly issued, fully paid, and non-assessable, and will conform to the description thereof contained in the Filing; and the execution and delivery of, and compliance with, this Agreement and the Indenture and the issuance of the Notes will not conflict or constitute a breach of or default under the certificate of incorporation or bylaws of the Company, any indenture, agreement, or other instrument by which the Company is bound, any order, decree, rule, or regulation of any court, or any law or administrative regulation applicable to the Company.

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with an authorized and outstanding capitalization as set forth in the Filing and with full corporate power and authority to carry on the business in which it is now engaged. The Company is qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of any properties or the character of its operations requires such qualification or licensing. The Company has all requisite corporate power and authority and all material and necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies to own or lease its

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     properties  and  conduct its business as  described  in  the
     Prospectus, and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates, and permits and all federal, state, and local laws, rules, and regulations concerning the business in which the Company is engaged. The disclosures in the Filing concerning the effects of federal, state, and local regulation on the Company's business as currently conducted and as contemplated are correct in all material
     respects  and  do  not omit to state a material  fact.   The
     Company has all corporate power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals, and orders required in connection therewith have been obtained or will have been obtained prior to the time of closing as provided in subparagraph 3(f) hereto. No consent, authorization, or order of, and no filing with any court, governmental agency, or other body is required for the issuance of the Notes pursuant to the Filing, except with respect to applicable federal and state securities laws.

           (g) The Filing contains an audited balance sheet of the Company as of April 30, 1999, and the related audited statement of stockholders' equity of the Company, including the notes thereto, together with the opinion of Radin, Glass & Co., LLP, independent certified public accountants, with respect to the audited balance sheet and related audited statements. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. The balance sheet presents fairly as of its date the financial condition of the Company. The Company did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein (including the notes thereto), any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statement of stockholders' equity presents fairly the information that should be presented therein in accordance with generally accepted accounting principles.

           (h) Except as set forth in the Filing, there is no action, suit, or proceeding before any court or government agency, authority, or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company which are not adequately covered by insurance, or which is pending or, to the knowledge of the Company, threatened by any public body, agency, or authority, which might result in any material adverse change in the condition (financial or otherwise), business, or prospects of the Company or would materially affect its properties or assets.

           (i) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will not conflict with, or constitute a breach of, any of the terms, provisions, or conditions of any agreement or instrument to which the Company is a party, nor will any one nor any combination of the foregoing have such a result.

           (j) The Company has the legal right, power, and authority to enter into this Agreement, and the execution, delivery, and, except as otherwise indicated in this Agreement, performance thereof by the Company, do not require the consent or approval of any governmental body, agency, or authority which has not been obtained.

           (k) The Company is not a party to any material contract (meaning thereby a contract materially affecting its business or properties) that is not referred to in the Filing. No default of any material significance exists in the due performance and observance by the Company of any

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     term, covenant, or condition of any such contract; all  such contracts are in full force and effect and are binding on the parties thereto in accordance with their terms; and, to the knowledge of the Company, no other party to any such material contract has threatened or instituted any action or proceeding wherein the Company is alleged to be in default thereunder.

           (l) No stock options or warrants are or will be outstanding or issued during the period covered by this Agreement, except as set forth in the Filing.

          (m) The Company is not delinquent in the filing of any tax return or in the payment of any taxes, knows of no proposed redetermination or assessment of taxes, and has paid or provided for adequate reserves for all known tax liabilities.

      3.    Employment  of the Independent Underwriter.   On  the
foregoing representations, agreements, and warranties and subject to the terms and conditions of this Agreement:

            (a)   The  Company  hereby  employs  the  Independent
     Underwriter as non-exclusive agent to sell for the Company's account the Notes.

           (b) In the event the Dealer-Manager does not find subscribers for Notes having a total aggregate purchase price of $500,000 within three months following the Effective Date (unless extended by agreement of the Company and Dealer-Manager for an additional period not to exceed three months), this Agreement shall terminate, and neither party to this Agreement shall have any obligation to the other party hereunder. Appropriate arrangements for placing the funds received for the Notes in escrow until a total of $500,000 in cash has been received shall be made prior to the commencement of the offering hereunder, with provision for refund to the purchasers as set forth above or for delivery to the Company of the net proceeds therefrom if $500,000 or more in cash has been received from the sale of Notes hereunder within the specified time period.

           (c) The Notes shall be offered to the general public at face value without discount; provided, that the
     Independent Underwriter may, at its discretion, waive its commission under subsection 3(e), below, and offer Notes at face value less the amount of the commission so waived.

           (d) The Dealer-Manager has irrevocable authority as agent for the Company to declare any contract to purchase Notes offered to the public hereunder in default if the Notes are not paid for in cash within seven business days after the contract date. The Independent Underwriter shall instruct investors to make all checks tendered as payment for the Notes payable to "CSTTC, Escrow Account" and shall deposit promptly, but in no event later than noon of the next business day following receipt, the gross proceeds from sales of Notes in the account with the escrow agent until $500,000 (or such other amount as may be required by the securities commission of any state in which the Notes are offered and sold) in good funds is received from said sale, and, thereafter, the escrow account shall continue to be used as a clearing account into which all checks for the payment for securities shall likewise be promptly deposited. Subject to and after the sale of Notes with a minimum public offering price of $500,000 and the release by the escrow agent of such funds under the terms of the escrow agreement, as funds are collected and subscriptions accepted by the
     Company, the net proceeds (gross proceeds minus the Independent Underwriter's sales commissions and non-accountable expense allowance as provided herein) shall be promptly paid to the Company and the Independent Underwriter's sales commission and non-accountable expense allowance shall be paid to it.

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           (e)   As its compensation, and subject to the sale  of
     $500,000  of  Notes,  the Independent Underwriter  shall  be entitled to receive a commission of 8% of the principal amount of the Notes sold by it and for which payment is made to the Company. In addition, the Independent Underwriter will receive an engagement fee of $5,000 plus 0.225% of the gross proceeds of the offering for expenses incurred in connection with the offering, and reimbursement of all out-of-pocket expenses incurred by the Independent Underwriter
     on   an   accountable  basis.   Finally,   the   Independent
     Underwriter shall be entitled to receive its pro rata share of 2.5% of the Company's annual Net Income for each calendar year through 2005 based on the Notes sold by the Independent
     Underwriter.   For  purposes of this provision,  Net  Income
     shall  be calculated in the same manner as set forth in  the
     Indenture.   In the event the Dealer-Manager does  not  find
     subscribers  for  Notes  having a total  aggregate  purchase
     price   of  $500,000  within  three  months  following   the
     Effective Date (unless extended by agreement of the Company and the Dealer-Manager for an additional period not to exceed three months), the Independent Underwriter will be reimbursed by the Company $5,000 only on a non-accountable basis.

           (f) The Company agrees to issue or have issued Notes in such names and denominations as may be specified by the Dealer-Manager and to deliver certificates representing the Notes to the purchasers in accordance with the Indenture against payment of the purchase price of the Notes net of the applicable sales commissions (including the Independent Underwriter's expense allowance), as provided herein. Such payment and delivery shall be at such place and at such date and time within 21 days following the sale of the minimum amount of Notes as provided in subsection 3(b) hereof as shall be agreed on by the Dealer-Manager and the Company (the "time of closing"). Thereafter, further payments and deliveries shall be made at such address and at such subsequent times and dates similarly agreed on so as to effect the prompt transmittal of funds and of certificates for Notes to the purchasers (a "subsequent time of closing").

          (g)    The  Company  has  appointed  Continental  Stock
     Transfer & Trust Company, 2 Broadway, New York, NY 10004, as
     Trustee under the Indenture and registrar of the Notes.

     4. Representations and Warranties of the Independent Underwriter. As an inducement to, and to obtain the reliance of, the Company in connection herewith, the Independent Underwriter represents, warrants, and agrees with the Company as follows:

           (a) The Independent Underwriter is duly registered as a securities broker-dealer in accordance with the Securities
     Exchange Act of 1934, as amended.

           (b) The Independent Underwriter will not publish, issue, or circulate or authorize the publication, issuance, or circulation of any circular, notice, or advertisement which offers the Notes for sale which shall not have previously been approved by the Company and its counsel, except for so-called "tombstone" advertisements and which has not been approved by the Commission prior to its use, if such prior approval is required.

           (c) The Independent Underwriter is in good standing and in full and current compliance in all material respects with the rules of the National Association of Securities
     Dealers, Inc.

          (d) The Independent Underwriter shall confirm sales to customers only in those states in which it is licensed to do so as a securities broker or dealer and shall ensure that all participating dealers similarly confirm sales to customers only in states in which they are duly licensed to

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     do   so.   The  Independent  Underwriter  and  participating
     dealers in the distribution of the offering will comply with sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice and rule 15c2-8 promulgated under the Securities Exchange Act of 1934, as amended.

      5. Covenants by the Company. In further consideration of the agreements by the Independent Underwriter herein contained, the Company covenants as follows:

           (a) At least 48 hours prior to submission of the Filing or any amendment thereto to the Commission, the Independent Underwriter shall be provided with a copy of such Filing or amendment, and no such Filing will be made to which the Independent Underwriter shall object within the 48 hour period.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before, on, or after the Effective Date, file any amendments to the Filing or supplement thereto without first obtaining the Independent Underwriter's approval. Such approval shall be obtained by compliance with subsection (a) above. Said Filings or any amendments or supplements thereto shall be in compliance with the Securities Act and the Regulations of the Commission to the best of the Company's knowledge, information, and belief.

           (c) As soon as the Company is advised thereof, the Company will advise the Independent Underwriter and confirm the advice in writing (i) as to when the Registration Statement has become effective; (ii) of any request made by the Commission for amendment of or supplement to the Filing, or for additional information with respect thereto; and
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any amendment thereto or the initiation, or threat of initiation, of any proceedings for such purpose, and the Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

           (d) The Company will deliver to the Independent Underwriter prior to the Effective Date, copies of the preliminary prospectus and, on the Effective Date of the Registration Statement, without charge and from time to time thereafter, copies of the Prospectus and amendments thereto as required by law to be delivered in connection with sales, in such quantities as the Independent Underwriter may reasonably request.

           (e) The Company will deliver to the Independent Underwriter, without charge, one manually executed copy of the Registration Statement, together with all required exhibits as filed and all amendments thereto with exhibits which have not previously been furnished to the Independent Underwriter, and will deliver to the Independent Underwriter, without charge, such reasonable number of copies of the Registration Statement and Prospectus (excluding exhibits) and all amendments thereto as the Independent Underwriter may reasonably request.

           (f) Prior to the Termination Date if, in the opinion of the Independent Underwriter, any statements are contained in the Filing which are misleading or inaccurate in light of the circumstances under which they are made, the Independent Underwriter may require the Company to amend or supplement the Filing to correct said statements and may request such reasonable number of copies of any amended or supplemented Filing as may be necessary to comply with the Securities Act and Regulations.

           (g) The Company will have used and will use its best efforts to secure on or before the Effective Date of the Registration Statement, and to maintain for such period as

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     may   be   required   for  distribution,  such   exemptions,
     registrations and qualifications of the Notes as will permit the public offering thereof under the "Blue Sky Laws" of such states as the Dealer-Manager and the Company shall agree upon; provided, that no such qualification shall be required if, as a result thereof, the Company would be made subject to qualify for authority to do business as a foreign corporation in a jurisdiction where it is not now so subject or so qualified. The Company's counsel shall furnish copies
     of   any  such  filings  or  other  materials  submitted  in
     connection   with  this  subparagraph  to  the   Independent
     Underwriter and shall notify the Independent Underwriter, in writing, of those states in which the Notes may be offered
     and  sold  pursuant  to the terms hereof.   The  Independent
     Underwriter agrees to cooperate in securing such exemptions, registrations and qualifications in accordance with the terms hereof.

           (h) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including (i) all expenses incident to its issuance and delivery of the Notes; (ii) the fees and expenses incident to the preparation, printing, and filing of the Filing (including all exhibits thereto) with the Commission, the various "blue sky" agencies and the National Association of Securities Dealers, Inc.; and (iii) the costs of furnishing to the Independent Underwriter copies of the Filing and preliminary and definitive prospectus. The Company shall not, however, be required to pay for transfer tax stamps on any sales of the Notes which the Independent Underwriter may make or to pay for any of the Independent Underwriter's expenses or those of any other dealers other than as hereinabove set forth.

          (i) For a period of six years from the Effective Date, the Company will furnish the Independent Underwriter (i) all reports and financial statements, if any, the Company files with or furnishes to the Commission or any stock exchange on which the securities of the Company are listed; (ii) such other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its stock; (iii) every press release and every news item and article with respect to the affairs of the Company which is released by the Company; and (iv) such additional documents and information with respect to the affairs of the Company and any future subsidiaries of the Company as the Independent Underwriter may from time to time reasonably request.

           (j) The Company will mail or otherwise make generally available to its security holders as soon as practicable, but in no event more than 15 months after the close of the fiscal quarter ending after the Effective Date of the Registration Statement, an earnings statement, which need not be audited, covering a period of at least 12 months beginning after the Effective Date of the Registration Statement.

          (k) The Company will, as promptly as practicable after the end of each fiscal year, release an appropriate report covering its operations for such year and send to the
     Independent Underwriter, to all holders of record of the Company's Notes, and to recognized statistical services, a report covering operations for such year, including a balance sheet of the Company and statements of earnings and of retained earnings, as examined by the Company's independent accountants.

           (l) The Company will apply the net proceeds from the offering received by it in substantially the manner set forth in the Prospectus.

           (m) The Company will comply with the reporting requirements to which it is subject pursuant to section
     15(d) of the Securities Exchange Act of 1934, as amended.

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          (n)  The Company will, as soon as practicable following
     the   filing  of  the  Filing  with  the  Commission,   make
     application  for  and  receive  a  CUSIP  number   for   its
     securities from Standard and Poor's Corporation.

     6.   Reciprocal Indemnification.

           (a) The Company will indemnify and hold harmless the Independent Underwriter, its affiliates and its parent and its affiliates, and the respective directors, officers, agents and employees of the Independent Underwriter, its affiliates and its parent and its affiliates (the Independent Underwriter and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages judgments, assessments, costs and other liabilities (collectively "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), (i) caused by, or arising out of or in connection with, any untrue statements or alleged untrue statement of a material fact contained in the Filing (including any amendments thereof and supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offering Materials) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's right under this Agreement.

          (b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sough under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by the Independent Underwriter, assume the defense of any such Action including the employment of counsel reasonable satisfactory to the Independent Underwriter. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Person, unless; (i) the Company has filed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any

     Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company will not, without the prior written consent of the Independent Underwriter, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

           (c) In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders, on the one hand, and to the Independent Underwriter, on the other hand, of the matters contemplated by this Agreement, or (ii) if the allocation provided by the immediately proceeding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on one hand, and the Independent Underwriter, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by Oscar Gruss pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to the Independent Underwriter, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders, as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to
     (b) the fees paid or to be paid to the Independent Underwriter under this Agreement.

          (d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transaction contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

           (e) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The reimbursement, indemnity and contribution obligation of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

       7. Conditions to Obligations of the Company. The obligation of the Company to deliver the Notes being sold by the Independent Underwriter hereunder is subject to the conditions that (i) the Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, the twenty-fifth business day following the date hereof or such later time and date as is acceptable to the Company, and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall be in effect at the time of closing or at each subsequent time of closing, if any, and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission, it being understood that the Company shall use its best efforts to prevent the issuance of any such stop order and, if one has been issued, to obtain the lifting thereof. In the event that the Notes (or any part thereof) are not delivered by virtue of the provisions of clause
(i) of this paragraph, the Company shall not be liable to the Independent Underwriter.

      8. Conditions to the Obligations of the Independent Underwriter. The several obligations of the Independent Underwriter hereunder are subject to the accuracy, as of the date hereof, at the time of closing and at each subsequent time of closing, if any, of the representations and warranties made herein by the Company; to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof; to the performance by the Company of its obligations hereunder required on its part to be performed or complied with prior to or at such time of closing; and to the following additional conditions:

           (a) The Filing shall have fully complied with the provisions of the Securities Act and the Regulations and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that statements or omissions in the Filing in reliance on, and in conformity with, information furnished in writing by or on behalf of the Independent Underwriter expressly for use therein shall not be considered within the scope of this provision.

          (b) The Independent Underwriter shall not have advised the Company that the Filing, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Independent Underwriter, is material or omits to state a fact which, in the opinion of the Independent Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (c) The Registration Statement shall have become effective not later than the date specified in section 7, or such later time and date as is acceptable to the Independent Underwriter and, prior to the time of closing, no stop order shall have been issued by the Commission with respect to the Filing, no proceedings therefor shall have been initiated by the Commission, and to the knowledge of the Company or the Independent Underwriter, no such proceedings shall be contemplated by the Commission.

           (d) Each contract to which the Company is a party and which is filed as an exhibit to the Registration Statement shall be in full force and effect at such time of closing, or shall have been terminated, in accordance with its terms; no party to any such contract shall have given any notice of cancellation or, to the knowledge of the Company, shall have threatened to cancel any such contract; and there shall be no material misstatement in any description of a contract contained in the Filing.

          (e) From the date hereof until the time of closing and until each subsequent time of closing, if any, no material litigation or legal proceedings of any nature shall have been commenced or threatened against the Company, nor any litigation or legal proceedings which are directed against the consummation of the transactions herein contemplated and no substantial change, financial or otherwise, shall have occurred in or relating to the condition, business, or assets of the Company which shall render such condition, business, or assets substantially less favorable, in the Independent Underwriter's judgment, than as set forth in the Filing.

           (f) The Independent Underwriter shall have been furnished at the time of closing and at each subsequent time of closing, if any, with such certificates as the Independent Underwriter may reasonably request evidencing the continued accuracy in all material respects of the respective representations and warranties made herein by the Company and the fulfillment of the conditions stated above in subsections (a), (c), (d), and (e) of this section.

          (g) The Independent Underwriter shall have received at the time of closing an opinion of the firm of Lehman, Jensen & Donahue, L.C., counsel for the Company, dated as of the time of closing and in a form and substance satisfactory to counsel for the Independent Underwriter, to the following effect:

                     (i)   The Company has been duly incorporated
          and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority to own its properties, hold its franchises, and conduct its business, as described in the Prospectus, and, to the best of the knowledge and information of said counsel, is duly qualified to do business and is in good standing in every other jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary;

                     (ii)  The  Notes have been duly and  validly
          authorized and are fully paid and non-assessable; and the description of the Notes made in the Filing accurately sets forth matters respecting such securities required to be set forth therein;

                      (iii)      This  Agreement  has  been  duly
          authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company (except that counsel need render no opinion as to the enforceability of the indemnification provisions);

                     (iv)  The certificates to be issued for  the
          Notes are in proper form;

                     (v)   The  final Registration Statement  has
          become effective under Securities Act and, to the best knowledge of such counsel, no stop orders suspending the effectiveness of the offering have been issued and no proceeding for that purpose has been instituted or pending or contemplated under the Securities Act; and

                     (vi)  The  Registration Statement  and  each
          amendment or supplement thereto (except for the financial data included therein and any information furnished to the Company by or on behalf of the
          Independent Underwriter), complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

           The Independent Underwriter shall have received, at each subsequent time of closing, if any, an opinion of such counsel dated as of the time of such closing and addressed to the Independent Underwriter, confirming their opinion delivered at the time of closing as to the matters set forth in subparagraphs (i), (ii), (iii), (iv), (v), and (vi) of subsection 8(g).

           Such counsel may rely, as to matters of local law, on opinions of local counsel satisfactory to it, and, as to matters of fact, on affidavits or certificates of officers of the Company.

            (h) All proceedings taken and to be taken in connection with the sale of the Notes pursuant to this Agreement shall be satisfactory as to legal aspects to the Independent Underwriter.

           (i) If any of the foregoing conditions set forth in subsections (a), (b), (c), (d), and (e), of this section 8 shall not have been fulfilled as above provided at or prior to the time of the initial public offering as defined below, the condition of the securities market or any material factor, whether of an economic, military, or political nature or otherwise, bearing on the marketability of the
     Notes proposed to be sold shall be such as, in the Independent Underwriter's reasonable judgment, would seriously affect the offering, sale, or delivery to the public of the Notes, or would render such delivery at the initial public offering price impracticable or inadvisable, the Independent Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Independent Underwriter. The term "initial public offering" means the first publication authorized by the Dealer-Manager following effectiveness of the Filing of a newspaper advertisement relating to the Notes to be offered pursuant to this Agreement, or the first allotments or confirmations by the Independent Underwriter of any of the Notes to customers or dealers or others by letter or telegram, whichever shall occur first.

           (j) If at any time prior to the time of closing (i) trading in securities on the New York Stock Exchange shall be suspended, (ii) minimum prices shall be established on said exchange by action of said exchange or the Commission,
     (iii) a bank moratorium shall be declared by federal authorities, (iv) a significant decline in the United States or international economies results in a domestic securities market or other commercial conditions in the opinion of the Independent Underwriter that are materially adverse or detrimental to the offering, or (v) there shall be an outbreak of hostilities between the United States and any foreign power which has resulted in the declaration of a national emergency or declaration of war or there shall be an outbreak of civil disorder within the United States which has resulted in the declaration of a national emergency, the Independent Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Independent Underwriter.

     If the sale of the Notes as herein contemplated shall not be carried out because of any of the conditions set forth in sections 7 or 8 hereof shall not have been fulfilled, then the Company shall not be liable to the Independent Underwriter for lost profits or expenses incurred by it in connection herewith.

     9.    Definitions.

           (a) "Effective Date" shall mean the date, following any required waiting period, when the Commission shall have declared the Registration Statement effective.

           (b) "Termination Date" shall mean the date specified below which first occurs:

                    (i)  December 31, 2000;

                     (ii) The date on which the escrow period set forth in subsection 3(b) expires without the minimum number of Notes having been subscribed to;

                    (iii)     The date on which all offered Notes
          are sold.

     10.  Miscellaneous Provisions.

           (a) This Agreement contains the entire agreement of the parties hereto and cannot be altered, except in a writing making specific reference hereto.

           (b) The representations and warranties contained herein shall be effective regardless of any investigations made or participation in the preparation of the Filing, or any amendment or supplement thereto and shall survive the Termination Date and the delivery of and payment for the Notes contemplated herein for a period of three years.

          (c) This Agreement has been and is made solely for the benefit of the Independent Underwriter, the Company, and each's respective successors, and, to the extent expressly provided herein, for the benefit of the directors of the Company, the officers of the Company who signed the Filing or authorized the same, the persons controlling the Independent Underwriter or the Company, and each's respective successors and assigns, and no other person or persons shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any purchaser, as such, of any Notes from the Independent Underwriter.

           (d) Each of the parties hereto respectively warrant and represent that the persons executing this Agreement on its behalf have full power and authority to execute, acknowledge, and deliver this Agreement for and on behalf of such corporation.

            (e)    Except  as  otherwise  provided  herein,   all
     communications hereunder shall be in writing and, if sent to the Independent Underwriter, shall be mailed, delivered, or telegraphed to it at the following address:

          Oscar Gruss & Son Incorporated
          74 Broad Street
          New York, NY 10004

     or, if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at the following address:

          IBF VI - Participating Income Fund
          1733 Connecticut Avenue, NW
          Washington, D.C. 20009

     with copies to:
          Mark E. Lehman, Esq.
          Lehman, Jensen & Donahue, L.C.
          8 East Broadway, Suite 620
          Salt Lake City,  Utah 84111

          (f) In the event that any party prevails in any action or suit brought by them to obtain relief for any default under the terms hereof, the non-prevailing party shall be liable to the prevailing party for all costs, including reasonable attorneys' fees, incurred in connection with such action or suit.

           (g) The representations, warranties, and undertakings herein on the part of the Company and the Independent Underwriter shall not create any rights in or duties to any person to a party to this Agreement. It is expressly understood and agreed that such persons as shall purchase Notes in the public offering described herein, shall be entitled to rely solely and only on the statements and representations made in the Filing.

           (h) This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument.

      If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this document shall constitute a binding agreement among us.

                                   Very truly yours,

                                   IBF VI - Participating Income Fund



                                   By____________________________________
                                      Simon A. Hershon, President

      The foregoing Independent Underwriter Agreement is accepted as of the date first above written.

                                   Oscar Gruss & Son Incorporated



                                   By____________________________________
                                      Duly Authorized Officer

      The foregoing Independent Underwriter Agreement is approved as of the date first above written.

                                    Coleman & Company Securities, Inc.



                                    By____________________________________
                                       Duly Authorized Officer